UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2011
GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	I-34871	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 19, 2011, GTSI Corp. (the “Company” or “GTSI”), entered into a Settlement and Redemption Agreement (the “Agreement”) among GTSI, The Eyak Corporation (“Eyak”), Eyak Technology, LLC (“EyakTek”) and Global Technology Group, LLC (“Global” and, together with Eyak, the “Continuing Members”). Under the terms of the Agreement, the Company will sell its 37% ownership interest in EyakTek (the “GTSI Interest”) to EyakTek for Twenty Million Dollars ($20,000,000) in cash (the “Purchase Price”).
Under the Agreement, GTSI, EyakTek and the Continuing Members grant each other releases from certain named claims and disputes, and all proceedings relating to such disputes will be dismissed, including the current arbitration proceeding before the American Arbitration Association, entitled Eyak Technology, LLC v. GTSI Corp., the action pending in the Court of Chancery of the State of Delaware entitled GTSI Corp. v. Eyak Technology, LLC, et al., and current requests under the Freedom of Information Act. In addition, The Eyak Corporation also agrees to withdraw its demands for specific action by the Board of Directors of GTSI (the “Board”).
The Agreement contains customary representations, warranties and covenants of the parties, including, without limitation, confidentiality and non-disparagement covenants.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1. Readers should review the Agreement for a more complete understanding of the terms and conditions associated with this transaction.
In considering this decision, the Board consulted financial advisor Raymond James and Associates, Inc. (“Raymond James”), and legal advisor Holland & Knight LLP and discussed factors influencing a decision to enter into the Agreement. The Board received and relied upon a fairness opinion from Raymond James. In approving the Agreement, the Board also took into account EyakTek’s revenue and profits over the past year since exiting the Small Business Administration’s 8(a) program, EyakTek’s future growth and profitability prospects, the fact that GTSI is a minority owner in EyakTek, the costs, legal fees and use of management time and attention associated with ongoing legal disputes with EyakTek, GTSI’s inability to materially influence the decisions or actions of EyakTek, and the opportunity to obtain liquidity and exit the investment at the agreed valuation. Based on these factors, the Board unanimously approved the Agreement. The Company anticipates using the proceeds from this sale for other purposes consistent with the Company’s plans.
The Company issued a press release on August 19, 2011 to announce its entry into this Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

10.1	Settlement and Redemption Agreement, dated as of August 19, 2011, among GTSI Corp., Eyak Corporation, Global Technology LLC and Eyak Technology, LLC

99.1	Press release issued by GTSI Corp., dated August 19, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Peter Whitfield
Peter Whitfield,
Sr. Vice President & CFO
Date: August 19, 2011

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